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                                                                   Exhibit 10.25

                          UNITED INDUSTRIES CORPORATION
                               SEVERANCE AGREEMENT


                  THIS SEVERANCE AGREEMENT (this "AGREEMENT"), dated as of June 29, 1999, is entered into by and between United Industries Corporation, a Delaware corporation (the "COMPANY"), and Stephen R. Brian ("EXECUTIVE"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Management Agreement (as defined below).

                  WHEREAS, the Company and Executive are parties to that certain Management Agreement attached hereto as ANNEX A, dated as of January 20, 1999 (the "MANAGEMENT AGREEMENT"), pursuant to which Executive accepted an offer of employment from the Company and pursuant to which Executive purchased, and the Company sold, 100,000 shares of the Company's Class A Voting Common Stock and 100,000 shares of the Company's Class B Non-Voting Common Stock (collectively, the "COMMON STOCK");

                  WHEREAS, in partial payment for the Common Stock, Executive issued two Promissory Notes in favor of the Company with initial principal amounts of $250,000 and $500,000, respectively (the "NOTES") and entered into a Pledge Agreement (the "PLEDGE AGREEMENT") with the Company pursuant to which Executive pledged the Common Stock to the Company to secure Executive's obligations under the Notes. The principal amount, but not the interest thereon, of the $250,000 Note has been paid in full;

                  WHEREAS, simultaneously with the execution of the Management Agreement, the Company and Executive entered into a Stock Option Agreement (the "STOCK OPTION AGREEMENT") pursuant to which the Company granted Executive certain options to acquire shares of the Company's Class A Voting Common Stock and Class B Non-Voting Common Stock;

                  WHEREAS, Executive now desires to pursue other business interests and opportunities and to therefore resign his employment with the Company as President, CEO and a member of the Board; and

                  WHEREAS, Executive and the Company desire to set forth the mutually agreed upon terms of Executive's separation from the Company;

                  NOW THEREFORE, based upon mutually satisfactory negotiations and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and reflected herein, and intending to be legally bound, notwithstanding any terms to the contrary in the Management Agreement, the Option Agreement, the Pledge Agreement and/or the Note the parties hereto agree as follows:

         1. RESIGNATION. Executive hereby resigns all of his positions with the Company as President, CEO and a member of the Board, effective as of 5PM on June 29, 1999, which date shall be the "Termination Date" described in Section 2(a) of the Management Agreement.



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         2. PAYMENT OF BASE SALARY AND BONUS.

                  (a) Executive shall be entitled to receive his Base Salary through January 31, 2002 together with the Benefits currently being provided to Executive under the Company's existing plans, but only to the extent any such Benefits are provided pursuant to Company plans which allow Executive to participate after he ceases to be an employee of the Company.

                  (b) Executive shall be entitled to receive a bonus of $95,000 in respect of fiscal 1999. No other bonuses will be payable or contemplated for fiscal 1999 or any previous or subsequent period.

                  (c) Any amounts owed by the Company to Executive pursuant to this SECTION 2 shall be paid at such times and in such a manner as the Company otherwise pays executive salaries and bonuses (with the Company retaining the right to prepay all or any portion of such amount without discount at any time in its sole discretion). Notwithstanding the foregoing, the $95,000 bonus payable under SECTION 2(b) will be paid no later than April 1, 2000.

         3. TREATMENT OF STOCK OPTIONS. All of the stock options granted to Executive pursuant to the Option Agreement shall expire immediately on the Termination Date and shall not be exercisable thereafter.

         4. REPURCHASE OF COMMON STOCK. Pursuant to Section 8 of the Management Agreement, the Company hereby notifies Executive that it will exercise the Repurchase Option with respect to 50,000 shares of Class A Voting Common Stock and 50,000 shares of Class B Non-Voting Common Stock for an aggregate Repurchase Price equal to the sum of the outstanding principal amount of the $500,000 Note together with all accrued but unpaid interest on both Notes. The Company shall pay the Repurchase Price pursuant to SECTION 5 hereof. The Repurchase Closing shall take place on the Termination Date at the Company's headquarters, and Executive hereby waives compliance by the Company with the time period set forth in Section 8(d) of the Management Agreement. The parties hereto agree that the Company retains the right, in its sole discretion, to exercise the Repurchase Option with respect to the remaining Executive Securities in accordance with the terms of Section 8 of the Management Agreement, which provides for a purchase price equal to Fair Market Value, as more fully detailed therein.

         5. TREATMENT OF NOTE AND PLEDGE AGREEMENT. All amounts due under the Note (including the principal amount thereof as well as all accrued but unpaid interest thereon) shall become immediately due and payable upon the Termination Date. The Company shall apply the Repurchase Price set forth in SECTION 4 against such amounts and in full satisfaction of such amounts, and Executive acknowledges that the entire Repurchase Price is being used for such purposes. At the Repurchase Closing, the Company shall return the Note to Executive marked paid in full. Pursuant to Section 8 of the Pledge Agreement, the Company shall take all necessary action required to release any security interest the Company has with respect to the Common Stock and shall return to Executive the certificates representing the shares of Common

Stock not being repurchased by the Company pursuant to SECTION 4.

         6. RELEASE. As a condition precedent to the Company's obligation to make any payments to Executive hereunder, Executive shall execute and deliver to the Company the release attached hereto as ANNEX B and shall not thereafter revoke such execution and delivery (the "RELEASE").

         7. NONCOMPETITION, NONSOLICITATION, CONFIDENTIALITY. Executive acknowledges, confirms and agrees that the terms of Section 6 of the Management Agreement shall remain in full force and effect after the Termination Date and that the Noncompete Period shall end on January 31, 2002.

         8. NON-DISPARAGEMENT. Each of Executive and the Company agree that they will not at any time disparage or impugn the reputation, damage the goodwill or the business of, or make any derogatory, embarrassing or harmful public or private communications or statements (a) in the case of Executive, concerning the Company or any of its employees, executives, directors, shareholders, customers or suppliers and (b) in the case of the Company, concerning Executive. In addition, Executive agrees not to make any statements to the press or issue any public statement regarding or relating to the Company or its affiliates or shareholders.

         9. TRANSITION EXPENSES.

                  (a) The Company shall pay for Executive's actual and reasonable costs of moving his personal property from St. Louis to North Carolina or other destinations of similar mileage (subject to the Company's policies with respect to reporting and documentation), grossed-up for any resulting income tax liability recognized by Executive with respect to any such payments by the Company.

                  (b) The Company shall promptly reimburse Executive for Executive's actual costs for storage of his personal property in St. Louis for a period not to exceed 120 days after the Termination Date (subject to the Company's policies with respect to reporting and documentation).

                  (c) The Company currently rents an executive apartment in St. Louis for the benefit of Executive. At Executive's request, the Company will continue for executive's benefit the apartment lease for up to 3 months following the Termination Date (or such other period as requested by Executive not to exceed the term of the lease which expires on December 31, 1999) so long as Executive reimburses the Company for all costs and expenses (including, without limitation, rent, utilities, telephone and other charges) associated therewith as and when due. Executive's obligation to reimburse the Company for such rental costs and expenses shall commence on July 1, 1999 and shall continue with respect to all costs and expenses incurred thereafter until Executive provides the Company with notice of the termination of his occupancy and vacates the apartment.

                  (d) The Company shall purchase for $300,000 an option from Executive and his spouse to acquire all of Executive's and his spouse's rights and obligations, as they may exist from time to time, under the Sale Contract between Executive, his spouse and Casten Development Incorporated dated April 30, 1999 covering Lot 12 of the Ballantine Subdivision in St. Louis, Missouri (the "Real Estate Contract"). The Company may, in its sole discretion, exercise its option to acquire the Real Estate Contract at any time prior to October 15, 1999 by delivering written notice to Executive setting forth the date of exercise and the documentation required to fully assign the Real Estate Contract to the Company. If the Company elects to so exercise its option, the Company will deliver to Executive an additional $50,000 in full payment of the exercise price and the Company, Executive and his spouse will timely enter into assignment documents in form and substance satisfactory to the Company. The Executive may terminate the exercise period on two days written notice to the Company, in which case the Company may exercise its option in its sole discretion during that two day period for a reduced price of $25,000 in full payment of the exercise price, at which time the Company, Executive and his spouse will timely enter into assignment documents in form and substance satisfactory to the Company. In no event does or will the Company directly or indirectly assume or otherwise become responsible for any obligations or liabilities with respect to the Real Estate Contract by virtue of its execution or delivery of this Agreement or the performance of its obligations hereunder. Any obligation of the Company with respect to the Real Estate Contract will be created if, and only if, the Company delivers written notice of its election to exercise the option to acquire the Real Estate Contract and any such obligations of the Company, if any, will be defined in the assignment documents if and when executed and delivered by the Company in its sole discretion.

         10. NOTICES. Any notice provided for in this Agreement shall be given in accordance with Section 13 of the Management Agreement.

         11. GENERAL PROVISIONS.

                  (a) EXPENSES. The Company will pay the reasonable and documented hourly legal fees and legal expenses of Executive's counsel in connection with the negotiation and execution of this Agreement.

                  (b) CONTINUING COMPLIANCE. The Company's obligation to make any payments pursuant to this Agreement are expressly conditioned upon Executive's continued and continuing compliance with each of the terms and conditions of this Agreement, the Release (as defined below) and
         Section 6 of the Management Agreement.

                  (c) TERMINATION. The provisions of Sections 2, 4 and 9 of this Agreement shall terminate and be of no further force and effect at such time as both parties hereto have fully discharged their covenants and agreements made hereunder. All other provisions of this Agreement shall continue and be in full force and effect notwithstanding the termination of any such section.

                  (d) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (e) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Management Agreement, the Option Agreement, the Pledge Agreement and the Note; PROVIDED that Sections 6, 8, 12, 13 and 14 of the Management Agreement shall continue in full force and effect notwithstanding the execution of this Agreement. EXECUTIVE EXPRESSLY ACKNOWLEDGES AND CONFIRMS THAT FROM AND AFTER THE TERMINATION DATE THE COMPANY WILL NOT HAVE ANY OBLIGATIONS OR LIABILITIES TO PAY ANY AMOUNTS OR PERFORM ANY DUTIES TO OR WITH RESPECT TO EXECUTIVE UNDER ANY AGREEMENT OR UNDERSTANDING EXCEPT FOR (I) THE EXPRESS PAYMENTS AND DUTIES SET FORTH ON THE FACE OF THIS AGREEMENT (II) ANY DUTIES AND OBLIGATIONS ARISING AS A CONSEQUENCE OF THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY, EXECUTIVE AND CERTAIN OTHER PARTIES THERETO DATED AS OF JANUARY 20, 1999, AS AMENDED FROM TIME TO TIME, AND (III) ALL OBLIGATIONS AND DUTIES SET FORTH IN THE RELEASE.

                  (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (g) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against Executive, the Company and their respective successors and assigns; it being understood that this Agreement may not be assigned by either party (except for an assignment by the Company to a wholly-owned subsidiary of the Company) without the prior written consent of the other party hereto and that a change of control does not constitute an assignment hereunder.

                  (h) GOVERNING LAW. THE LAWS OF THE STATE OF MISSOURI SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE EMPLOYMENT OF EXECUTIVE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF MISSOURI OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MISSOURI. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING

         EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  (i) REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (j) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

                  (k) THIRD-PARTY BENEFICIARY. There are no beneficiaries to this Agreement other than the signatories hereto.

                  (l) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (m) REORGANIZATIONS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation; PROVIDED that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume this Agreement. As used in this Agreement, "COMPANY" shall mean the Company, as defined above, and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law or otherwise.

                  (n) WITHHOLDING AND SET-OFF. All amounts payable to Executive hereunder shall be subject to customary required withholding by the Company as determined by the Company in a manner consistent with the Company's withholding policies and procedures in effect for its executive officers.

                  (o) MITIGATION BY EXECUTIVE. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                         UNITED INDUSTRIES CORPORATION


                                                                             By:

                                                                            Its:





                                         STEPHEN R. BRIAN


                                                                         ANNEX A

                              MANAGEMENT AGREEMENT

SEE ATTACHED.

                                                                         ANNEX B

                                 FORM OF RELEASE



June 29, 1999

United Industries Corporation
8825 Page Boulevard
St. Louis, MO 63114

Attention:        Chairman of the Board of Directors

                  Subject:          RELEASE AGREEMENT

Gentlemen:

                  1. This letter constitutes the agreement and release (this "RELEASE AGREEMENT") between United Industries Corporation (the "COMPANY") including its past, present and future affiliates, officers, directors, employees, shareholders and divisions, and its and their successors and assigns (collectively referred to as the "COMPANY PARTIES") and me ("EXECUTIVE"), relative to the termination of my employment with the Company.

                  2. Executive and the Company are parties to that certain Management Agreement, dated as of January 20, 1999 (as the same may have been amended from time to time, the "MANAGEMENT AGREEMENT") and that certain Severance Agreement dated as of the date hereof (the "SEVERANCE AGREEMENT"). Executive is providing this Release Agreement pursuant to SECTION 6 of the Severance Agreement within 21 days after the Termination Date (as defined in the Management Agreement).

                  3. In consideration of and as a condition to the Company making the payments and providing benefits to Executive as set forth the Severance Agreement, all of which may be subject to withholdings as required by law (the "SEVERANCE BENEFITS"), Executive has agreed to provide to the Company a full, final and complete release (the "RELEASE") of and from all possible Claims (as defined below). Accordingly, Executive hereby (i) agrees to fully perform and comply with all of the surviving provisions of the Management Agreement (including, without limitation, SECTION 6 thereof) and the Severance Agreement, to promptly return all Company properties in his possession or control, and not to defame the Company, and (ii) fully and completely discharges and releases the Company Parties from all Claims which Executive may have against any of the Company Parties.

                  4. If Executive does not promptly return all Company properties in his possession or control, or if he does not fully perform and comply with all of the applicable provisions of the Management Agreement, including, without limitation, SECTION 6 thereof, and the Severance Agreement or if he defames the Company or if he asserts (or attempts to assert) any Claims against any Company Party, then in addition to whatever other legal recourse the Company may have, the Company shall be entitled to discontinue all Severance Benefits.

                  5. Executive acknowledges that, except for the Company's payments and other benefits (including expense reimbursements) provided for in the Severance Agreement and those provisions of the Management Agreement which survive the execution of the Severance Agreement (the "SURVIVING PROVISIONS"), his release of the Company is a full, final and complete settlement and discharge of all Claims. "CLAIMS" include, but are not limited to:

                  (a) All matters, events, rights and obligations, if any, in respect of every express and implied oral and written contractual relationship between Executive and the Company (including, but not limited to, provisions in the Management Agreement other than the Surviving Provisions); any and every right, obligation, demand and matter, known or unknown, arising out of every act, omission and occurrence prior to the Effective Date (as defined below) of this Release Agreement, including, but not limited to, Executive's employment relationship with the Company and the termination of that employment relationship; actions in law and equity, including, but not limited to, claims for breach of contract, defamation, personal injury (excluding any workers' compensation claims), back pay, front pay, severance pay, vacation pay (including, but not limited to, compensation for any vacation days not taken), bonuses, wages, compensatory damages, punitive damages, liquidated damages, benefits (to the extent permitted by applicable law), attorneys' fees, interest, court costs, seniority, reinstatement and re-employment, service letters, claims arising under the provisions of the Labor Management Relations Act, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866 et seq., the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Older Workers Benefit Protection Act, applicable Missouri statutes, and comparable statutes of every other state which may be applicable.

                  (b) Executive expressly waives any and all rights and claims arising or which could arise under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and he acknowledges that his waiver of rights and claims is in writing, and written in a manner intended to be understood, and is understood by him. This waiver refers to rights and claims arising or which could arise under ADEA, except those which may arise after the Effective Date of this Release Agreement. This waiver of Executive's rights and claims arising or which could arise under ADEA is in exchange for part of the consideration stated in SECTION 2 of the Severance Agreement, and is above and beyond that to which Executive is otherwise entitled, and his waiver of rights and claims is made pursuant to 29 U.S.C. Section 626(f)(1), and this waiver is not requested in connection with any existing incentive or other employment termination program.

                  6. The law requires that Executive have a period of at least 21 days to consider this proposed Release and Release Agreement. If the Release and Release Agreement are acceptable to Executive, Executive also has an additional period of 7 days to change his mind. This means that Executive can sign and deliver this Release at any time within 21 days after the Termination Date, and the 7 days during which Executive may change his mind and revoke his acceptance will commence on the day that this Release Agreement document is signed by Executive and delivered to the Company. The purpose of the 21 days and 7 days periods is to assure that Executive has ample opportunity to consider this proposed Release Agreement and to consult with members of his family, attorneys, and/or his advisors, if he chooses to do so before becoming legally bound. If Executive signs and delivers this Release Agreement document within 21 days of the Termination Date, and if he does not thereafter revoke his acceptance during the following 7 days, then the Effective Date of this Release Agreement will be the date on which the revocation period ends and (notwithstanding anything contained in the Severance Agreement to the contrary) at that time the Severance Benefits provided for in SECTION 2 of the Severance Agreement will be commenced.

                  7. Executive and the Company agree that this Release Agreement shall in no sense be construed to be an admission of wrongdoing, guilt or liability on the part of either Executive or the Company under any state, federal or local law, whether statutory or common law, or pursuant to regulation or executive order of any public authority, or arising or which could arise in respect of any contractual relationship, express or implied, written or oral.

                  8. This Release Agreement shall be regarded by Executive and by the Company as confidential.

                  9. EXECUTIVE HEREBY ACKNOWLEDGES THAT HE HAS READ THIS RELEASE AND RELEASE AGREEMENT CONSISTING OF FOUR (4) PAGES AND ELEVEN (11) NUMBERED SECTIONS, INCLUDING THIS SECTION; THAT HE HAS HAD A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER THIS RELEASE AND RELEASE AGREEMENT AND FULLY UNDERSTAND AND ACCEPT ALL OF ITS PROVISIONS OF HIS OWN VOLUNTARY FREE WILL; THAT NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE OTHER THAN AS EXPRESSLY STATED HEREIN; THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO; AND THAT BY EXECUTING THIS RELEASE AND RELEASE AGREEMENT AND ACCEPTING THE CONSIDERATIONS OUTLINED HEREIN FROM THE COMPANY EXECUTIVE WILL ABIDE BY THE PROVISIONS HEREOF.

                  10. Notwithstanding anything contained in this Release Agreement, nothing herein shall limit or otherwise affect any of the rights and remedies which Executive or the Company has under (a) Sections 6, 8, 12, 13 and 14 of the Management Agreement, (b) that certain Stockholders Agreement, by and among Executive, the Company and certain other parties thereto, dated as of January 20, 1999 (as the same may have been amended from time to time), (c) the Company's benefits plans or (d) the Severance Agreement.

                  11. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri and may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.



---------------------------------------  Witness:
STEPHEN BRIAN                                    -------------------------------

Date:
     ----------------------------------

UNITED INDUSTRIES CORPORATION            Witness:
                                                 -------------------------------
By:                                      Date:
   ------------------------------------       ----------------------------------
Its:
    -----------------------------------